EXHIBIT 5.1


                                                   Completel Europe N.V.
                                                   Blaak 16
Mr M.W. Josephus Jitta, advocaat                   3011 TA Rotterdam
T +31 20 546 01 30                                 The Netherlands
F +31 20 546 07 12
marius.josephusjitta@stibbe.nl
                                                   13 September 2002


Ladies and Gentlemen:


We have acted as legal counsel in The Netherlands to Completel Europe N.V., a public limited liability company under the laws of The Netherlands (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-8, dated the date hereof (the "Registration Statement") with the United States Securities and Exchange Commission. The Registration Statement relates to the registration of up to an aggregate of 49,750 Ordinary shares of the Company (nominal value EUR 0.04) and of 49,750 Convertible Preferred A shares of the Company (likewise with a nominal value of EUR 0.04 prior to giving effect to the intended 100-to one reverse split) (collectively, the "Shares") to be offered in the form of units (each a "Unit"), each comprising one such Ordinary share and one such Convertible Preferred A share.

In rendering this opinion we have examined and relied upon the following documents and, as far as the resolutions referenced under 5, 6 and 8 are concerned that such resolutions where adopted in the presence of one of the undersigned:

1.       the Registration Statement;

2. an excerpt dated 12 September 2002 of the registration of the Company in the Trade Register of the Chamber of Commerce of Rotterdam, The Netherlands, obtained on-line (the "Extract");

3. a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on December 14, 1998 ;

4. the current articles of association (statuten) of the Company which according to the Extract are in force on the date hereof (the "Articles");

5. the draft of the articles of association of the Company inter alia providing for a reverse split of the ordinary shares issued by the Company (670:1) and the reduction of the nominal value of the Ordinary shares to EUR 0.04 ("Draft I"), the resolution adopted on 20 August 2002 by the extraordinary meeting of shareholders of the Company whereby it was decided to amend the articles of association in accordance with Draft I and the consent dated 23 August 2002 of the Ministry of Justice approving Draft I;

6. the draft of the articles of association of the Company inter alia providing for the creation of Preferred Convertible A shares and of Preferred Convertible B Shares (each with a nominal value of EUR 0.04) ("Draft II"), the resolution adopted on 20 August 2002 by the extraordinary meeting of shareholders of the Company whereby it was decided to amend the articles of association in accordance with Draft II and the consent dated 23 August 2002 of the Ministry of Justice approving Draft II;

7. the resolution adopted on 29 March 2000 by the general meeting of shareholders of the Company which designated the Management Board of the Company for the period ending 29 March 2005 as the competent organ, subject to the approval by the Supervisory Board of the relevant resolutions to issue shares in the company and to restrict and exclude the pre-emptive rights of existing shareholders;

8. the resolution of the joint meeting of the Management Board and the Supervisory Board of the Company, adopted on 10 September 2002, to issue to selected employees of the Company and its subsidiaries up to an aggregate of 49,750 Units, while to the extent required excluding the pre-emptive rights of existing shareholders;

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i) the genuineness of all signatures, the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(ii) the conformity to the originals of all documents submitted to us as copies;

(iii) the notarial deeds amending the articles of association of the Company in accordance with Draft I and subsequently in accordance with Draft II will have been executed;

(iv) that the Shares will be issued, offered, sold, delivered, duly accepted and paid by the subscribers therefore, persons designated by the Management Board with the consent of the Supervisory Board of the Company in the form of Units, (a) as contemplated and in accordance the Registration Statement, (b) in accordance with any applicable law other than Netherlands law as currently in effect (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, sale, delivery and acceptance), (c) in accordance with the articles of association of the Company as in force at the time of issuance of such Units and (d) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, sale, delivery and acceptance) and

(v) that upon issue of the shares constituting a Unit a consideration in cash will be paid to the Company on such shares of an amount of EUR 20.10; and

(vi) that the contents of the Extract are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing under the law of the Netherlands as a legal entity in the form of a "Naamloze Vennootschap";

2. When the assumptions under (iv) have been satisfied with respect to a particular issue of Shares, those Shares will be duly authorized and validly issued by the Company in accordance with the laws of the Netherlands and the provisions of the Articles of Association applicable thereto and will be fully paid up and non-assessable.

The opinions expressed above are subject to the following qualification:

The Units do not constitute a security separate from the Shares under Netherlands law; however Netherlands law would permit the issuance and sale of an Ordinary share and a Convertible Preferred A share in combination and the designation of that combination as a Unit.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Community (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours sincerely,

Stibbe


(w.s. M.W. Josephus Jitta)                        (w.s. J.J.J. van Lanschot)
-----------------------------                     -----------------------------
M.W. Josephus Jitta                               J.J.J. van Lanschot



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                                                               EXHIBIT 23.1


INDEPENDENT AUDITORS'CONSENT

We consent to the incorporation by reference in this Registration Statement of CompleTel Europe N.V. on Form S-8 of our report dated September 12, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company's ability to continue as a going concern and the restatement described in Note 2) included in CompleTel Europe's annual report on Form 10-K/A (Amendment N(degree) 1) for the year ended December 31, 2001.

/S/ DELOITTE & TOUCHE ACCOUNTANTS

Amstelveen, The Netherlands
September 12, 2002